Exhibit 23.1
[LETTERHEAD OF BDO RAFFLES]
Consent of Independent Registered Public Accounting Firm
Trio-Tech International
14731 Califa Street
Van Nuys, CA 91411
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 17, 2007, relating to the consolidated financial statements of Trio-Tech International appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.

/s/ BDO Raffles
BDO Raffles
Singapore

December 4, 2007